                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                 LEAPNET, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

Leapnet, Inc.

May 14, 1999

Dear Leap Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Leapnet, Inc., formerly The Leap Group, Inc., which will be held at the 410 Club and Conference Center, The Wrigley Building, 410 North Michigan Avenue, Chicago, Illinois, 60611 on June 15, 1999, at 9:00 a.m. The 410 Club and Conference Center is accessible to handicapped persons. I look forward to greeting as many of you as possible.

The Leap Group, Inc. changed its name on April 9, 1999 to Leapnet, Inc. to reflect the nature and future of our Internet advertising and development business. The name change was effected through the merger of The Leap Group, Inc. with and into Leapnet, Inc., a newly created, wholly owned subsidiary of The Leap Group, Inc.

Details of the matters to be considered at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed you will find your proxy card, which allows you to vote on these matters, and the Company's Annual Report for fiscal 1999.

Your vote is important. Please complete and mail in your proxy card promptly, even if you plan to attend the Annual Meeting. You can attend the Annual Meeting and vote in person, even if you have sent in a proxy card.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Sincerely,


Frederick A. Smith
Chairman and Chief Executive Officer

Leapnet, Inc.

May 14, 1999

Notice of Annual Meeting of Stockholders

Dear Leapnet Stockholders:

The Annual Meeting of the Stockholders of Leapnet, Inc. will be held at the 410 Club and Conference Center, The Wrigley Building, 410 North Michigan Avenue, Chicago, Illinois, 60611 on June 15, 1999, at 9:00 a.m. for the purpose of voting on the following proposals:

1.   To elect two directors to the Board;

2. To approve an amendment to the Company's Employee Incentive Compensation Plan that would increase the number of common shares available for issuance under the Plan;

3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending January 31, 2000; and

4.   To transact such other business as may properly come before the Annual
Meeting.

The Board of Directors recommends that Stockholders vote FOR the nominees for the Board of Directors and FOR Proposals 2 and 3.

Only Stockholders of record at the close of business on April 19, 1999 are entitled to notice of, and to vote at, the Annual Meeting.

All Stockholders are cordially invited to attend the Annual Meeting in person. An admission ticket, which will be required for entry into the Annual Meeting, is attached to the proxy card accompanying this Proxy Statement. Beneficial owners of Leap stock who hold stock through a third party, such as a broker, may gain admission by bringing account statements or similar documentation evidencing ownership. Whether or not you plan to attend the Annual Meeting in person, please vote, sign, date and return the enclosed proxy card in the postage-paid envelope provided to ensure your representation.

You may revoke your proxy at any time before it has been voted, and if you attend the Annual Meeting you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

The Company's Annual Report to Stockholders for fiscal 1999 is enclosed with this Proxy Statement.

By Order of the Board of Directors.


Robert C. Bramlette
Chief Legal and Strategic Officer and Corporate Secretary

Leapnet, Inc.

May 14, 1999

Proxy Statement

These proxy materials are furnished in connection with the solicitation by the Board of Directors of Leapnet, Inc. ("Leap" or the "Company"), a Delaware corporation, of proxies to be used at the 1999 Annual Meeting of Stockholders of the Company and at any adjournment thereof.

The enclosed proxy is solicited by the Board of Directors of the Company. The items enumerated herein constitute the only business which the Board of Directors intends to present or is informed that others will present at the Meeting. The proxy does, however, confer discretionary authority upon Robert C. Bramlette, or his substitutes, to vote the shares of the Stockholders at the Annual Meeting with respect to any other business which may properly come before the Meeting. Mr. Bramlette is an executive officer of the Company.

Annual Meeting Admission

An admission ticket, which will be required for entry into the Annual Meeting, is attached to the proxy card accompanying this Proxy Statement. If you plan to attend the Annual Meeting in person, please retain the admission ticket.

Beneficial owners of Leap stock who hold stock through a third party, such as a broker, may gain admission by bringing account statements or similar documentation evidencing ownership.

Voting of Proxies

Your vote is important. Because many Stockholders cannot personally attend the Meeting, it is necessary that they be represented by proxy. Stockholders may vote, sign, date and mail their proxies in the postage-paid envelope provided. Please promptly return your proxy card.

Proxies may be revoked at any time before they are exercised by written notice to the Corporate Secretary, by timely notice of a properly executed later-dated proxy or by voting in person at the Meeting.

Voting your proxy by mail will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. The Board of Directors does not currently anticipate that any other matters will be raised at the Annual Meeting.

Stockholders Entitled to Vote

Holders of record of the Company's Common Stock at the close of business on April 19, 1999, the record date, are entitled to notice of and to vote at the Annual Meeting. On April 19, 1999, there were 14,089,785 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

In accordance with Delaware law, a list of Stockholders entitled to vote at the Annual Meeting will be available during regular business hours at the offices of the Company which are located at 22 West Hubbard Street, Chicago, Illinois, 60610, beginning June 1, 1999, and ending on the date of the Annual Meeting.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding on the record date, April 19, 1999, is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

A plurality of the votes cast in person or by proxy is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Stockholders will not be entitled to cumulate their votes in the election of directors. Abstentions and broker "non-votes" are not counted for the purpose of electing the directors. The affirmative vote of the majority of votes cast in person or by proxy, affirmatively or negatively, is required to approve the increase in the number of shares of Common Stock available for issuance under the Employee Incentive Compensation Plan and to ratify the appointment of Arthur Andersen LLP. Abstentions and broker "non-votes" will have no effect on the voting of such proposal.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by officers, directors, or employees of the Company in person or by telephone, facsimile transmission, telegram or electronic transmission. In accordance with the regulations of the Securities and Exchange Commission, The NASDAQ Stock Market, Inc. and securities exchanges, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy material to the beneficial owners of Common Stock.

Stockholder Communications

Stockholders' comments pertaining to any aspect of Company business are welcome. Stockholders may write to the Company in care of the Corporate Secretary, or visit our web site at http://www.leapnet.com. Stockholder comments assist Company management in understanding the needs of the Company's Stockholders.

Stockholder Account Maintenance

Leap has selected First Chicago Trust Company, a division of EquiServe, as its Transfer Agent. All communications concerning your Stockholder account, including address changes, name changes, requirements to transfer shares, etc., can be handled by calling 1-800-446-2617 or 1-201-222-4955 (tdd for hearing impaired) or by writing First Chicago Trust Company, a division of EquiServe, at P.O. Box 2500, Jersey City, NJ 07303-2500.

Governance of the Company

Pursuant to the Delaware General Corporation Law, as implemented by the Company's Certificate of Incorporation and By-Laws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chairman and other officers, by reviewing materials provided to them and by participating in Board and Committee meetings.

The Board held ten meetings in the fiscal year ended January 31, 1999. Each of the current directors attended at least eighty percent (80%) of the meetings held during the period in which he served as a director. The Audit Committee held one meeting and the Stock Committee and the Compensation Committee each held two meetings during fiscal 1999. All of the committee members attended all of the Committee meetings.

PROPOSAL 1 . ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. The Board is composed of two Class I Directors (Messrs. John G. Keane and Frederick Smith) whose terms expire in 2000, two Class II Directors (Nominees: Messrs. George Gier and Thomas
R. Sharbaugh) whose terms expire in 2001 and two Class III Directors (Messrs. Gregory J. Garville and Charles J. Ruder) whose terms will expire at the Annual Meeting. At each Annual Meeting, successors to the class of Directors whose term expires at that Annual Meeting will be elected for a three-year term.

Two Class III Directors are to be elected at the Annual Meeting to hold office until the Annual Meeting of Stockholders to be held in the year 2002. All of the directors that are elected will hold office until their terms expire and their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the Stockholder indicates to the contrary on the proxy.

Nominees for Director

Gregory J. Garville . 46 . Director

Mr. Garville joined the Company's Board of Directors in June 1998. Since 1994, Mr. Garville has been President of Union Capital Corporation, a private investment company founded in 1968. Prior to becoming President of Union Capital, he was Vice President of Mergers & Acquisitions for Mickelberry Communications Inc., formerly traded on the New York Stock Exchange. During the last 15 years, Mr. Garville has been involved in investing in and operating several marketing services businesses. Mr. Garville currently serves on the Board of Directors of Excel Importing, Inc., Sandy - Alexander, Inc., and Bender Browning Dolby & Sanderson, Inc.

Charles J. Ruder . 61 . Director

Mr. Ruder joined the Company's Board of Directors in September 1997. Mr. Ruder served as the President and Chief Executive Officer of the Chicago United Way / Crusade of Mercy for the greater Chicagoland area from 1994 to 1996. Mr. Ruder worked at Sears, Roebuck and Co. from 1959 to 1993 in many management capacities, including Vice President of Public Affairs from 1985 to 1993. Prior to that time, he served as region manager for stores located in the Washington, D.C. area and prior to that for the Minnesota area.

The Board of Directors recommends a vote for each of the nominees listed above.

The other members of the Board of Directors are as follows:

Frederick Smith . 45 . Chairman and Chief Executive Officer

Mr. Smith, a co-founder of Leap, was elected Chairman of the Board of Directors and Chief Executive Officer of the Company in February 1998. In addition, Mr. Smith serves as President of Quantum Leap Communications, Inc., a subsidiary of the Company. From January 1991 until the formation of Leap in September 1993, Mr. Smith was employed by DDB Needham Chicago, where he was a Vice President, Executive Producer. While there, his principal accounts were Bud Light, Michelob, Discover Card Services, General Mills, and Audi. Mr. Smith's previous experience included one year at Young and Rubicam Chicago, and five years at Leo Burnett in Chicago where his client list included McDonald's, Kellogg and United Airlines.

George Gier . 39 . Director: Executive Vice President and Chief Marketing
Officer

Mr. Gier co-founded Leap, has served as a director and officer of Leap since its inception and was appointed Executive Vice President, Chief Marketing Officer in May 1996. From March 1990 until joining the Company, he was employed by DDB Needham Chicago, where he was a Vice President, Creative Director. Mr. Gier's previous experience includes Hal Riney & Partners in San Francisco, where his principal assignment was the introduction of Saturn automobiles. Prior to joining Hal Riney & Partners, Mr. Gier spent four years at Fallon McElligott in Minneapolis, where his client list included Lee Jeans, Porsche, Federal Express, Gilbey's Gin and Time/Life Books.

John G. Keane . 69 . Director

Mr. Keane has been a member of the Company's Board of Directors since September 1996. Mr. Keane is the Korth Professor of Strategic Management at The University of Notre Dame's College of Business Administration. He joined The University of Notre Dame in January 1989 as Dean of the Business School. Prior to such time, Mr. Keane held various management and consulting positions in the advertising industry and elsewhere. From 1972 to 1984, he was the founding President of Managing Change, Inc., a marketing consulting firm, and from 1961 to 1972 he was employed by Needham, Harper & Steers, Inc., Wade Advertising, Inc., North Advertising, Inc. and J. Walter Thompson Company, where his clients included Seven-Up, Kraft Foods, Oscar Mayer, Quaker Oats, S.C. Johnson, Campbell Taggert and Northwestern Mutual Life. Mr. Keane is a Director of Excel Industries, Inc., a publicly held manufacturer of automotive parts.

Thomas R. Sharbaugh . 55 . Director and President

Mr. Sharbaugh joined the Company in April 1996, became a director at that time and was appointed President in May 1996. In addition, Mr. Sharbaugh serves as the President of YAR Communications, Inc., a subsidiary of the Company. Prior to joining Leap, Mr. Sharbaugh was employed by Sears, Roebuck and Co. from March 1994 until February 1996 as Vice President, Strategic Marketing and Advertising. Prior to joining Sears, Mr. Sharbaugh held various senior-level executive marketing positions during his 16-year tenure at Anheuser-Busch. As Vice President of Brand Management and, prior to that, as Vice President of Budweiser Brands, he was responsible for managing brand marketing activities and new product marketing. Mr. Sharbaugh's responsibilities at Anheuser-Busch included the development and market launch of Bud Light; management of the "This Bud's For You" campaign for Budweiser; the "Gimme a Light", "Spuds McKenzie" and "Make it a Bud Light" campaigns for Bud Light; and the "Bud Bowl" promotional campaign.

Committees of the Board of Directors

The Board of Directors has established the following three Committees:

Audit Committee.   The Audit Committee is presently composed of Gregory J.
Garville and John G. Keane. In December 1998, Mr. Garville was appointed to the Committee and Mr. Ruder resigned from the Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met once during the fiscal year ended January 31, 1999. At the time of such meeting, the members were John G. Keane and Charles J. Ruder.

Compensation Committee   The Compensation Committee is presently comprised of
John G. Keane, Charles J. Ruder and Frederick Smith. The Compensation Committee determines the compensation of the Company's Executive Officers and makes recommendations concerning the grant of options to purchase shares of the Company's stock under the Company's Employee Incentive Compensation Plan. The Compensation Committee met twice during the fiscal year ended January 31, 1999.

Stock Committee   The Stock Committee is comprised of Gregory J. Garville,
Charles J. Ruder and Frederick Smith. The Stock Committee is responsible for the administration of the Company's 1996 Stock Option Plan, Employee Incentive Compensation Plan and Employee Stock Purchase Plan. The Stock Committee met twice during the fiscal year ended January 31, 1999. During such period, the members were John G. Keane, Charles J. Ruder, and Frederick Smith.

Other Committees   The Board of Directors may establish such other committees as are deemed necessary and appropriate from time to time.

Compensation of Directors

The Company pays a fee of $2,000 per Board meeting attended, $1,000 per telephonic Board meeting attended and $500 per Committee meeting attended to its directors who are not employees of the Company. The Directors may elect to receive options in lieu of the cash payment. The Company reimburses such Directors for travel and lodging expenses incurred in connection with their activities on behalf of the Company. During fiscal 1999, Messrs. Garville, Keane, and Ruder received cash compensation of $ 2,000, $ 13,000, and $ 12,000, respectively. In addition, Messrs. Garville, Keane, and Ruder were granted options to purchase 6,000 shares, 12,500 shares, and 7,500 shares of Common Stock, respectively, pursuant to the Employee Incentive Compensation Plan. Mr. Garville also was granted options to purchase 5,000 shares of Common Stock pursuant to the Non-Employee Directors' Stock Option Plan.

Other Executive Officers

Set forth below are the Executive Officers of the Company who are not directors of the Company. The Board of Directors elects officers annually and all officers serve at the discretion of the Board.

Joseph A. Sciarrotta . 37 . Executive Vice President and Chief Creative
Officer

Mr. Sciarrotta is a co-founder of Leap. From January 1991 to August 1993, he was employed by DDB Needham Chicago, where he was a Senior Vice President, Group Creative Director. While at DDB Needham, Mr. Sciarrotta was responsible for the Bud Light, Frito Lay, and Busch Garden Theme Parks accounts, among others. Prior to his move to DDB Needham, Mr. Sciarrotta spent six years at J. Walter Thompson Chicago where he was a Senior Vice President, Creative Director. His work, while at J. Walter Thompson, on 7-11, Lowenbrau, Oscar Mayer, Kraft Miracle Whip, Quaker Oats and Godfather's Pizza earned him various creative awards as well as Effie awards for effective advertising. In 1990, Mr. Sciarrotta was named to the Adweek Creative All-Star team as TV Art Director of the Year for the Midwest, and in 1994, he was named a National Creative All-Star by Adweek magazine.

Robert C. Bramlette . 49 . Mr. Bramlette has served as Chief Legal and Strategic Officer and as Secretary of the Company since May 1996. In addition, Mr. Bramlette serves as Vice President of YAR Communications, Inc. Prior to joining Leap, Mr. Bramlette was Of Counsel to the law firm Krupa & Braun, which he joined in February 1996. Prior to joining Krupa & Braun, Mr. Bramlette was employed by Sears, Roebuck and Co. for sixteen years, most recently as its Assistant General Counsel, Real Estate, and prior to that time in a number of positions including Director of Corporate Communications. Currently, Mr. Bramlette is Of Counsel to the firm of Braun & Edwards, Chtd.

Executive Compensation and Certain Transactions
Summary Compensation Table

The following table sets forth information with respect to the cash compensation paid for services rendered during each of the last three fiscal years to the officers who acted as its Chief Executive Officer, its other current executive officers, and three former executive officers who received the highest compensation in fiscal 1999 (each, a "Named Executive Officer").

                                                                           Securities
                                Year Ended                                 Underlying     All Other
Name                            January 31,        Salary      Bonus ($)   Options(#)    Compensation
Frederick Smith                    1999        $ 52,000 (1)        --          --             --
Chairman of the Board and          1998         236,177 (2)        --          --             --
Chief Executive Officer            1997         200,000            --          --             --

Thomas R. Sharbaugh                    1999  $ 52,000 (1)    --          --             --
President                              1998   280,923        --          --             --
                                       1997   248,077 (3)    --          --             --

George Gier                            1999  $ 53,846 (1)    --          --             --
Executive Vice President and           1998   200,000        --          --             --
Chief Marketing Officer                1997   200,000        --          --             --

Joseph A. Sciarrotta                   1999  $200,000        --          --             --
Executive Vice President and           1998   200,000        --          --             --
Chief Creative Officer                 1997   200,000        --          --             --

Robert C. Bramlette                    1999  $127,846        --          --             --
Chief Legal and                        1998   125,999        --          --             --
Strategic Officer                      1997    82,384 (4)    --          --             --

Eliot Kang                             1999  $192,307 (5)    --          --             --
Former Managing Partner                1998    78,012 (5)    --          --             --
One World                              1997       --         --          --             --
Communications, Inc.

Yuri Radzievsky                        1999   168,733 (6)    --          --             --
Former Chief Executive                 1998   242,235 (6)    --          --             --
Officer and President, YAR             1997       --         --          --             --
Communications, Inc.

Anna Radzievsky                        1999   168,733 (6)    --          --             --
Former Chief Operating                 1998   242,235 (6)    --          --             --
Officer, YAR                           1997       --         --          --             --
Communications, Inc.

(1) Messrs. Smith, Sharbaugh, and Gier voluntarily reduced their salaries during fiscal 1999.

(2) The former Chairman of the Board and Chief Executive Officer, authorized additional payments to Mr. Smith totaling $36,177 for additional responsibilities assumed during fiscal 1998 including those of acting Chief Executive Officer. Mr. Smith's annual salary was $200,000 under the terms of his employment agreement.

(3) Mr. Sharbaugh joined the Company in April 1996. This amount represents the salary paid to him by the Company since his employment began.

(4)  Mr. Bramlette joined the Company in June, 1996.

(5) Mr. Kang joined a subsidiary of the Company in November, 1997 and left effective September, 1998.

(6) Mr. Radzievsky and Ms. Radzievsky joined a subsidiary of the Company in April, 1997 and left in October, 1998.

Stock Option Grants in Last Fiscal Year

The following table sets forth certain information on options granted in fiscal 1999 to the Named Executive Officers.

No stock appreciation rights were granted to the Named Executive Officers during fiscal 1999.

Individual grants
         Number of      Percent of total
         securities     options granted    Exercise                              Grant Date
         underlying     to employees       price            Grant    Expiration  present
         options        in fiscal year     ($/share)        Date     Date        value $ (1)
         granted (#)

Robert C. Bramlette
           25,000            4.3%            $1.66        3/18/98     3/18/03     $21,266
           50,000            8.6%            $3.31        4/30/98     4/30/03     $84,820

Option Exercises in the Last Fiscal Year and Year-End Option Values

The following table provides information on option exercises in fiscal 1999 by the Named Executive Officers and their unexercised options at January 31, 1999

                     Shares Acquired on Exercise            Value Received
Robert C. Bramlette             21,250                           $23,162

                     Number of securities underlying      Value of unexercised
                     underlying unexercised options       in-the-money options
                     at fiscal year-end (#)               at fiscal year-end ($)

                      Exercisable     Unexercisable  Exercisable   Unexercisable
Thomas R. Sharbaugh    1,600,000         200,000          0              0
Robert C. Bramlette       83,750          5,000         3,188            0

(1) The Grant Date present value in the far right column of the above table was calculated using the Black-Scholes option pricing model applied as of the Grant Date, as specified in the table. The values generated by this model depend upon certain assumptions, as follows: an estimated option lives ranging from 3 to 5 years; an assumed annual volatility of underlying stock of 72 percent; and risk-free rates of return on the Grand Dates ranging from 5.57 to 6.76 percent. The Company made no assumptions regarding restrictions on vesting or the likelihood of vesting.

Employment Agreements

The Company entered into an employment agreement with Mr. Smith, which provides for an annual base salary of $200,000, expires on March 11, 2001, and is terminable by the Company on ninety (90) days prior written notice or in the event of death or disability or for "Cause" (as defined within the agreements). Mr. Smith may terminate the agreement on two hundred seventy (270) days prior written notice, and said notice may not be given prior to July 1, 1999. The employment agreement contains provisions that restricts the misappropriation of confidential information during the term of employment and thereafter and from soliciting Leap's clients, prospects or employees for one year following termination of employment.

The Company is not currently a party to employment agreements with any other Named Executive Officer.

Compensation Committee Report on Executive Compensation

The Compensation Committee met twice during fiscal 1999. At the both meetings, the Committee reviewed the employment contracts of Named Executive Officers and other senior executives of the Company. The salaries paid to the Named Executive Officers (other than Mr. Bramlette, as described below) were determined by their respective employment agreements. Mr. Bramlette's compensation was recommended by Mr. Smith and approved by the Committee.

The Committee's goal is to provide a compensation package that will enable the Company to attract and retain talented executives, reward outstanding performance and link the interests of the Company's executives to the interests of the Company's Stockholders. The Board of Directors currently intends for all compensation paid to the Named Executive Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) provides that compensation paid to the Named Executive Officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance-based compensation has been approved in advance by Stockholders. In the future, however, if, in the judgment of the Board, the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy these conditions, the Board may adopt such a program.

Report submitted by the Compensation Committee of the Board of Directors:

John G. Keane         Charles J. Ruder          Frederick A. Smith

Compensation Committee Interlocks and Insider Participation

Messrs. Keane, Ruder, and Smith are members of the Compensation Committee. Committee members have no "interlocking" relationships as defined by the Securities and Exchange Commission.

Certain Transactions

On February 2, 1998, the Company received proceeds of a loan from Alliance Banking Company ("Alliance") of New Buffalo, Michigan, in the amount of $665,000 that is secured by a mortgage on the property located at 22 West Hubbard, Chicago, IL. 60610. The loan is due on January 27, 2001. The full amount of such indebtedness was personally guaranteed by Mr. Smith. The loan was approved by all of the directors; however, R. Steven Lutterbach, then a director of the Company, did not vote because he is a significant stockholder in Alliance.

The Company has adopted a policy that all transactions with affiliated entities or persons will be on terms no less favorable than could be obtained from unrelated parties and all future transactions between the Company and its officers, directors, principal Stockholders and affiliates will be approved by a majority of the Company's independent directors.


Total Return Performance Graph

The total return graph is presented for the approximate 28-month period since the Company's initial public offering on September 27, 1996. The total stockholder return assumes that $100 is invested at the beginning of the period in the Common Stock of the Company, the NASDAQ U.S. Stock Market Index, and the Company's Peer Group. The Company's Peer Group is comprised of The Interpublic Group of Companies, Inc.; Omnicom Group, Inc.; Think New Ideas, Inc.; and USWeb Corporation (the "Peer Group" in the graph below). In December, 1998, CKS Group, Inc. and USWeb Corporation merged with USWeb Corporation surviving. In the Company's proxy statement for fiscal 1998, both CKS Group, Inc. and USWeb Corporation were part of the Peer Group. The Company has selected this Peer Group because it includes companies that offer a blend of traditional advertising and new media marketing and communication services which are similar to the range of services that Leap provides. The companies within the Peer Group are of different sizes and two of the companies also provide dividend income. Total shareholder return is weighted according to market capitalization so that companies with a larger market capitalization have a greater impact on the Peer Group Index results. Historical stock price performance during the period shown may not be indicative of future stock performance.

Comparison of 28-Month Cumulative Total Return*
Among The Leap Group, Inc., The NASDAQ Stock Market (U.S.) Index, and the Peer Group

                           Leapnet, Inc.            The NASDAQ
                           (formerly The      Stock Market, U.S. Index
Date                     Leap Group, Inc.)          U.S. Index                Peer Group
9/27/96                         $100                 $100                        $100
9/30/96                         $101                 $100                        $100
10/31/96                        $ 68                 $ 99                        $103
11/30/96                        $ 61                 $105                        $106
12/31/96                        $ 69                 $105                        $100
1/31/97                         $ 70                 $112                        $105
2/28/97                         $ 78                 $106                        $108
3/31/97                         $ 43                 $ 99                        $109
4/30/97                         $ 48                 $102                        $116
5/31/97                         $ 31                 $114                        $126
6/30/97                         $ 28                 $117                        $132
7/31/97                         $ 28                 $129                        $147
8/31/97                         $ 20                 $129                        $151
9/30/97                         $ 26                 $137                        $161
10/31/97                        $ 19                 $130                        $153
11/30/97                        $ 18                 $130                        $153
12/31/97                        $ 14                 $128                        $167
1/31/98                         $ 13                 $133                        $163
2/28/98                         $ 15                 $145                        $190
3/31/98                         $ 14                 $150                        $207
4/30/98                         $ 34                 $152                        $212
5/31/98                         $ 28                 $144                        $202

6/30/98               $ 28                   $154                   $213
7/31/98               $ 44                   $152                   $215
8/31/98               $ 25                   $122                   $196
9/30/98               $ 26                   $140                   $185
10/31/98              $ 27                   $146                   $203
11/30/98              $ 44                   $160                   $232
12/31/98              $ 27                   $181                   $261
1/31/99               $ 29                   $207                   $274

* $100 invested on 9/27/96 in stock or index--including reinvestment of dividends. Fiscal year ending January 31, 1999.

Peer Group
The Interpublic Group of Companies, Inc.
Omnicom Group, Inc.
Think New Ideas, Inc.
USWeb Corporation

Security Ownership of Management
and Certain Beneficial Owners

The following table sets forth information concerning the beneficial ownership of the Company's Common Stock as of April 19, 1999, for: (a) each incumbent Director and each of the nominees for Director; (b) each of the current Named Executive Officers not listed as a Director; (c) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; and
(d) Directors and Executive Officers as a group.

                                                Amount of Shares      Percent of Total
Name of Individual                            Beneficially Owned(1)  Stock Outstanding
Frederick Smith (2), (3)                            2,340,000               16.6%
Joseph A. Sciarrotta (2),(4)                        1,966,000               14.0%
George Gier (2), (5)                                1,950,000               13.8%
Thomas R. Sharbaugh (2),(6)                         1,700,000               12.1%
R. Steven Lutterbach (2), (7)                       1,407,000               10.0%
Robert C. Bramlette (2),(8)                            84,250                  *%
John G. Keane (2), (9)                                 55,000                  *%
Charles J. Ruder (2), (10)                             27,500                  *%
Gregory Garville (2), 11)                              21,500                  *%

All Directors and Executive Officers
as a group (8 individuals) (12)                     8,144,250               57.8%

*Less than one percent.

(1) Unless otherwise noted below, the persons in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) The address of the stockholder is: c/o Leapnet, Inc., 22 W. Hubbard Street, Chicago, IL 60610.

(3) Includes 174,000 shares held by trusts for Mr. Smith's children, for which Mr. Smith, as co-trustee, shares voting and investment power.

(4) Includes 50,000 shares held by a trust for Mr. Sciarrotta's family, for which Mr. Sciarrotta, as co-trustee, shares voting and investment power.

(5) Includes 100,000 shares held by trusts for Mr. Gier's children, for which Mr. Gier, as co-trustee, shares voting and investment power.

(6) The shares shown are issuable to Mr. Sharbaugh pursuant to currently exercisable options.

(7) Excludes 30,000 shares held by trusts for Mr. Lutterbach's children, as to which Mr. Lutterbach disclaims beneficial ownership. On April 8, 1998, Mr. Lutterbach resigned as a director of the Company.

(8)  Includes 83,750 shares issuable pursuant to currently exercisable options.

(9)  Includes 36,500 shares issuable pursuant to currently exercisable options.

(10) Includes 26,000 shares issuable pursuant to currently exercisable options.

(11) Includes 14,500 shares issuable pursuant to currently exercisable options.

(12) The shares shown include 2,180,334 shares issuable pursuant to currently exercisable options within 60 days of the date of this Proxy. The group does not include Mr. Lutterbach.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's Executive Officers and Directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's Executive Officers and Directors, the Company believes that all forms were filed in a timely manner during the 1999 fiscal year.

PROPOSAL 2 - AMENDMENT TO THE COMPANY'S EMPLOYEE INCENTIVE
COMPENSATION PLAN

As of March 19, 1999, subject to the approval of the Company's Stockholders at the Annual Meeting, the Board of Directors approved an amendment to the Company's Employee Incentive Compensation Plan (the "Incentive Plan") which would increase the number of shares of Common Stock authorized for issuance thereunder from 3,500,000 to 5,000,000. As of April 19, 1999, options to purchase 429,920 shares of Common Stock have been exercised under the Incentive Plan, options to purchase 1,006,083 shares of Common Stock are outstanding under the Incentive Plan, options to 1,240,667 shares have been forfeited, and 2,063,997 shares of Common Stock remain available for grant thereunder. The Company has not granted any options pursuant to the Incentive Plan that are conditioned upon the Company's Stockholders approving the amendment proposed hereby.

The Board of Directors believes that it is desirable for the Company to have available under the Incentive Plan additional authorized shares of Common Stock to be used to provide incentives for existing employees as well as employees who may join the Company as a result of future acquisitions. Approval of the proposed amendment now will eliminate the delays and expense which otherwise could be incurred if Stockholder approval were required to increase the shares available under the Plan for possible future transactions involving the granting of options.

The Board of Directors recommends that Stockholders vote FOR approval of the amendment to the Company's Employee Incentive Compensation Plan.

The following is a brief summary of certain features of the Incentive Plan, as proposed to be amended.

General

The Incentive Plan is a flexible plan permitting the issuance of awards in a variety of forms, including: (i) non-qualified and incentive stock options for the purchase of Common Stock, (ii) stock appreciation rights ("SARs"), (iii) restricted stock ("Restricted Stock"), (iv) deferred stock ("Deferred Stock"),
(v) bonus stock and awards in lieu of obligations, (vi) dividend equivalents,
(vii) other stock-based awards, and (viii) performance awards and cash incentive awards. The purpose of the Incentive Plan is to promote the overall financial objectives of Company and its Stockholders by motivating eligible participants to achieve long-term growth in shareholder equity in the Company and to retain the association of these individuals.

The persons eligible to participate in the Incentive Plan are directors, officers, employees and consultants of the Company or any subsidiary of the Company who, in the opinion of the Stock Committee of the Board of Directors, contribute to the growth and success of the Company or its subsidiaries. The Incentive Plan is administered by the Stock Committee. In the discretion of the Stock Committee, shares of Common Stock subject to an award under the Incentive Plan that remain unissued upon termination of such award, are forfeited or are received by the Company as consideration for the exercise or payment of an award shall become available for additional awards under the Incentive Plan.

In the event of a stock dividend, stock split, recapitalization, sale of substantially all of the assets of the Company, reorganization or other similar event, the Stock Committee will adjust the aggregate number of shares of Common Stock subject to the Incentive Plan, the number of shares available for awards and subject to outstanding awards and the exercise price per share, performance conditions and other terms of outstanding awards.

The Board of Directors or the Stock Committee may amend, modify or discontinue the Incentive Plan at any time, except if such amendment (i) impairs the rights of a participant without the participant's consent, or (ii) in any manner would disqualify the Incentive Plan from the exemption provided by Rule 16b-3 under the 1934 Act. Any amendment is subject to Stockholder approval, if required by applicable law. Any amendment by the Stock Committee is subject to approval of and any limitations imposed by the Board of Directors. The Stock Committee may amend the terms of any award granted under the Incentive Plan (other than, in the case of a stock option, to decrease the option price), subject to the consent of a participant if such amendment impairs the rights of such participant unless such amendment is necessary for the Company to obtain pooling of interest accounting treatment in a transaction.

Awards Under the Incentive Plan

Stock Options. Options to purchase no more than 500,000 shares of Common Stock shall be granted to any one participant in any fiscal year. Subject to such limitation, the Stock Committee shall determine the number of shares of Common Stock subject to the options to be granted to each participant. The Stock Committee may grant non-qualified stock options, incentive stock options, or a combination thereof, to the participants. Only persons who on the date of the grant are employees of the Company or any parent or subsidiary of the Company may be granted options which qualify as incentive stock options. Options granted under the Incentive Plan will provide for the purchase of Common Stock at prices determined by the Stock Committee, but in no event less than fair market value on the date of grant. When incentive stock options are granted to an individual who owns Common Stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the option price shall not be less than 110% of fair market value. No stock option shall be exercisable later than the tenth anniversary date of its grant. In the case of an incentive stock option granted to a participant who owns more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, such option shall not be exercisable later than the fifth anniversary date of its grant. No incentive stock option shall be granted later than the tenth anniversary date of the adoption of the Incentive Plan.

Options granted under the Incentive Plan shall be exercisable at such times and subject to such terms and conditions set forth in the Incentive Plan and as the Stock Committee shall determine or provide in an option agreement. Except as provided in any option agreement, options may only be transferred under the laws of descent and distribution or if such transfer is permitted by Rule 16b-3 without liability under applicable law and is consistent with the use of Commission Form S-8. The option exercise price is payable by the participant (i) in cash, (ii) in shares of Common Stock having a fair market value equal to the exercise price, (iii) by delivery of evidence of a note or other indebtedness,
(iv) by authorizing the Company to retain shares of Common Stock having a fair market value equal to the exercise price, (v) by "cashless exercise" as permitted under the Federal Reserve Board's Regulation T, or (vi) by any combination of the foregoing. Unless otherwise provided in an option agreement or determined by the Stock Committee, upon termination of a participant's employment with the Company due to death or disability, all of such participant's options shall be exercisable for the shorter of their remaining term or one year after termination of employment in the case of disability or appointment of a representative in the case of death, and a disabled participant's subsequent death shall not affect the foregoing. Unless otherwise provided in an option agreement or determined by the Stock Committee, if a participant retires or involuntarily ceases to be an employee of the Company (other than due to death, disability or as a result of termination for cause), all of such participant's options shall terminate, except that, to the extent such options are then exercisable, such options may be exercised for the shorter of their remaining terms or 90 days after termination of employment. Unless otherwise provided in an option agreement or determined by the Stock Committee, if a participant voluntarily ceases to be an employee at the Company (other than at retirement) or is terminated for cause, all of such participant's options shall terminate immediately.

Upon receipt of a notice from a participant to exercise an option, the Stock Committee may elect to cash out all or part of any such option by paying the participant, in cash or shares of

Common Stock, the following amount: (i) the excess of the fair market value of the Common Stock subject to the unexercised option over the exercise price of the option, multiplied by (ii) the number of shares for which the option is to be exercised.

Stock Appreciation Rights. A SAR shall entitle a participant to receive Common Stock, cash or a combination thereof. If granted in conjunction with an option, the exercise of a SAR shall require the cancellation of the corresponding portion of the option. SARs may be granted on or after the corresponding grant of non-qualified stock options, but only at the same time as the corresponding grant of incentive stock options. SARs with respect to no more than 500,000 shares of Common Stock shall be granted to any one participant in any fiscal year. Subject to such limitation, the Stock Committee in its discretion shall determine the number of SARs awarded to a participant. The Stock Committee shall determine the terms and conditions of any SAR. The terms and conditions shall be confirmed in and be subject to an agreement between the Company and the participant. If granted in conjunction with options, a SAR shall be exercisable for and during the same period as the corresponding options. Upon exercise of a SAR, a participant shall receive an amount in cash, shares of Common Stock or both equal to (i) the excess of the fair market value of the Common Stock over the option price per share (if the SAR is granted in conjunction with an option), multiplied by (ii) the number of shares of Common Stock subject to the SAR. In the case of a SAR granted on a standalone basis, the Stock Committee shall determine in its discretion the value to be used in lieu of the option price. In no event shall a SAR granted in tandem with an incentive stock option be exercised unless the fair market value of the Common Stock at the time of the exercise exceeds the option price. With respect to participants who are subject to Section 16(b) of the 1934 Act (generally Officers and Directors of the Company) ("16(b) Persons"), the Stock Committee may require that the SARs be exercised in compliance with Rule 16b-3, including the requirement that a SAR not be exercisable within the first six months of its term. The transferability and termination provisions of a SAR are as set forth above with respect to stock options.

Restricted Stock. Restricted Stock awards are grants of shares of Common
Stock that are subject to certain restrictions and to a risk of forfeiture.
The Stock Committee in its discretion shall determine the persons to whom Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each participant, the periods for which Restricted Stock is restricted, and any other restrictions to which the Restricted Stock is subject. The Stock Committee may condition the award of Restricted Stock on such performance goals and other criteria as it may determine. The terms and conditions of the Restricted Stock shall be confirmed in and subject to an agreement between the Company and the participant. During the restriction period, the Stock Committee may require that the certificates evidencing the Restricted Stock be held by the Company. During the restriction period, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than the foregoing restrictions imposed by the Stock Committee, the participant shall have all the rights of a holder of Common Stock. If a participant's employment terminates during the restriction period due to death or disability, the restrictions on the Restricted Stock shall lapse. If a participant's employment shall terminate for any other reason, unless otherwise agreed by the Stock Committee, the remaining Restricted Stock shall be forfeited by the participant to the Company.

Deferred Stock. Deferred Stock awards are grants of rights to receive shares of Common Stock, cash or a combination thereof at the end of a specified deferral period. The Stock Committee in its discretion shall determine the persons to whom Deferred Stock shall be granted, the number of shares of Deferred Stock to be granted to each participant, the duration of the period prior to which Common Stock will be delivered, the conditions under which receipt of the Common Stock will be deferred, and any other terms and conditions of the granting of the award. The terms and conditions of the Deferred Stock shall be confirmed in and subject to an agreement between the Company and the participant. The Stock Committee may condition the award of Deferred Stock on such performance goals and criteria that it may determine. During the deferral period, the Deferred Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. At the expiration of the deferral period, the Stock Committee may deliver to the participant Common Stock, cash equal to the fair market value of such Common Stock or a combination thereof for the shares covered by the Deferred Stock awards. Cash dividends on Common Stock, subject to Deferred Stock awards, shall be automatically deferred and reinvested in Deferred Stock; and stock dividends on Common Stock, subject to Deferred Stock awards, shall be paid in the form of Deferred Stock. If a participant's employment terminates during the deferral period due to death or disability, the deferral restrictions shall lapse. If a participant's employment terminates for any other reason, unless otherwise agreed by the Stock Committee, the rights to the shares still covered by Deferred Stock awards shall be forfeited by the participant.

Bonus Stock and Awards in Lieu of Cash Obligations. The Stock Committee is authorized to grant shares of Common Stock as a bonus free of restrictions, or to grant shares of Common Stock or other awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Stock Committee may specify.

Dividend Equivalents. The Stock Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other awards or other property equal in value to dividends paid on a specified number of shares of Common Stock. Dividend equivalents may be granted on a free-standing basis or in connection with another award, may be paid currently or on a deferred basis, and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, awards or other investment vehicles specified by the Stock Committee.

Other Stock-Based Awards. The Incentive Plan authorizes the Stock Committee to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to the Common Stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon performance of the Company or any other factors designated by the Stock Committee, and awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified subsidiaries. The Stock Committee shall determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards.

Performance Awards, including Cash Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions as may be specified by the Stock Committee. In addition, the Incentive Plan authorizes specific cash incentive awards, which represent a conditional right to receive cash upon achievement of preestablished performance goals during calendar years, quarters or other periods specified by the Stock Committee. Performance awards and cash incentive awards granted to persons the Stock Committee expects will, for the year in which a deduction arises, be among the Named Executive Officers, will, if so intended by the Stock Committee, be subject to provisions that should qualify such awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Section 162(m). The performance goals to be achieved as a condition for payment or settlement of a performance award or annual incentive award will consist of (i) one or more business criteria and
(ii) a targeted level or levels of performance with respect to each business criteria. In the case of performance awards intended to meet the requirements of
Section 162(m), the business criteria used must be one of those specified in the Incentive Plan, although for other participants, the Stock Committee may specify any other criteria. The business criteria specified in the Incentive Plan are:
(1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 or The Nasdaq Stock Market-U.S. Index;
(3) net income; (4) pre-tax earnings; (5) earnings before interest, depreciation and amortization; (6) pre-tax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital;
(11) return on investment; (12) operating income before payment of executive bonuses; and (13) working capital.

In granting cash incentive awards, the Stock Committee may grant awards on an individual basis or may establish an unfunded cash incentive award "pool." In either case, the amount of which will be based upon the achievement of a performance goal or goals based on one or more of the business criteria described in the preceding paragraph. During the period required by Section 162(m), the Stock Committee will determine who will potentially receive cash incentive awards for the specified performance period, either individually or out of the pool or otherwise. After the end of the specified performance period, the Stock Committee will determine the amount, if any, of the maximum amount of any potential individual cash incentive award payable to a participant or the maximum amount of potential cash incentive awards payable to each participant in the pool. Pursuant to the amendment and restatement proposed hereby, the maximum cash incentive award payable to any one participant in any fiscal year shall not exceed 10.0% of the Company's operating income before payment of executive bonuses for such fiscal year. The Stock Committee may, in its discretion, determine that the amount payable as a final cash incentive award will be increased or reduced from the amount of any potential award, but may not exercise discretion to increase any such amount intended to qualify under Section 162(m).

Subject to the requirements of the Incentive Plan, the Stock Committee will determine other performance award and cash incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. All determinations by the Stock Committee relating to performance awards and cash incentive awards will be made in writing with respect to any award intended to qualify under Section 162(m).

Other Terms of Awards. Awards may be settled in the form of cash, shares, other awards or other property, in the discretion of the Stock Committee. The Stock Committee may accelerate the settlement of any award. The Stock Committee may also require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Stock Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Stock Committee is authorized to place cash, shares of Common Stock or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the Incentive Plan. The Stock Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death.

Changes in Control

Upon the occurrence of a Change in Control (as hereinafter defined), the following shall occur: (i) all unexercised stock options and SARs shall become immediately exercisable, (ii) all restrictions on the Restricted Stock and deferral limitations on the Deferred Stock shall lapse, and (iii) the performance goals and other conditions with respect to any outstanding performance award or cash incentive award shall be deemed satisfied in full, and such award shall be fully distributable, to the extent provided by the Stock Committee in an award agreement or otherwise. In addition, unless the Stock Committee provides otherwise in an option agreement, after the Change in Control a participant shall have the right to surrender all or part of the outstanding awards and receive in cash from the Company the following amount for each award: (i) the excess of the Change in Control Price over the exercise price of the award, multiplied by (ii) the number of shares of Common Stock subject to the award. The "Change in Control Price" is the higher of (i) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on The Nasdaq National Market during the 60-day period prior to and including the Change of Control, or (ii) if the Change in Control event is a tender offer, merger or other reorganization, the highest price to be paid per share of Common Stock in such transaction.
For purposes of the Incentive Plan, a "Change in Control" shall be deemed to have occurred if (i) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a "group" as defined in Section 13(d)(3) of the 1934 Act, becomes the beneficial owner of stock representing more than the greater of (a) 50% of the combined voting power of the Company's then outstanding securities or (b) the percentage of the combined voting power of the Company's then outstanding securities which equals (1) 10% plus (2) the percentage of the combined voting power of the Company's outstanding securities held by such corporation, person or entity on the effective date of the Incentive Plan; (ii)(a) the Stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company's assets, and (b) the persons who were the members of the Board of Directors of the Company prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent thereof; (iii) the Stockholders of the Company approve a plan of liquidation of the Company; or (iv) within any period of 24 consecutive months, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election, cease to constitute a majority of the Board.

Discussion of Federal Income Tax Consequences

The following summary of Federal income tax consequences with respect to awards under the Incentive Plan is not comprehensive and is based upon laws and regulations currently in effect. Such laws and regulations are subject to change.

Stock Options. There are generally no Federal income tax consequences either to the participant or to the Company upon the grant of a stock option. On exercise of an incentive stock option, the participant will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the participant under the alternative minimum tax provisions of the Code. Generally, if the participant disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the participant will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the participant will be treated as a capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price (the "spread") will generally be taxable to the participant as compensation income and will generally be deductible for tax purposes by the Company. In determining the amount of the spread or the amount of consideration paid to the participant, the fair market value of the Common Stock on the date of exercise generally is used. However, in the case of a 16(b) Person, the fair market value will be determined six months after the date on which the option was granted if such date is later than the exercise date, unless such participant elects to be taxed based on the fair market value at the date of exercise. Any such election, a "Section 83(b) Election", must be made and filed with the IRS within 30 days after exercise in accordance with the regulations under Section 83(b) of the Code. The Company, in computing its Federal income tax, will be entitled to a deduction in an amount equal to the compensation taxable to the participant.

Stock Appreciation Rights. Upon the grant of a SAR, the participant will not recognize any taxable income and the Company will not be entitled to a deduction. Upon the exercise of a SAR, the consideration paid to the participant upon exercise of the SAR will constitute compensation taxable to the participant as ordinary income. In determining the amount of the consideration paid to the participant upon the exercise of a SAR for Common Stock, the fair market value of the shares on the date of exercise generally is used. However, in the case of a 16(b) Person, the fair market value will be determined six months after the date on which the SAR was granted if such date is later than the exercise date, unless such participant makes a Section 83(b) Election to be taxed based on the fair market value at the date of exercise. The Company, in computing its Federal income tax, generally will be entitled to a deduction in an amount equal to the compensation taxable to the participant.

Other Awards. With respect to awards granted under the Incentive Plan that result in the payment or issuance of cash or shares of Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time at which the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income received by the participant. With respect to awards involving the issuance of shares of Common Stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income received by the participant. A participant may make a Section 83(b) Election to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture. However, if the participant subsequently forfeits such shares or property, such participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which such participant previously paid tax. The participant must file the Section 83(b) Election with the Internal Revenue Service within 30 days of the receipt of the shares or other property.

Section 162(m) of the Code. Section 162(m) of the Code generally disallows a public company's tax deduction for compensation to the Named Executive Officers in excess of $1,000,000 in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it.

The Company intends that options, SARs granted with an exercise price equal to at least 100% of fair market value of the underlying shares at the date of grant, and annual incentive awards and certain long-term performance-based awards granted to employees whom the Stock Committee expects to be Named Executive Officers at the time a deduction arises in connection with such awards, qualify as "performance-based compensation." Accordingly, such awards should not be subject to the Section 162(m) deductibility cap of $1,000,000. Other awards may be granted under the Incentive Plan which do not qualify as "performance-based compensation" that is fully deductible by the Company under Section 162(m), so that compensation paid to persons who are Named Executive Officers in connection with such awards will, to the extent such compensation and other compensation subject to the Section 162(m) deductibility cap in a given year exceeds $1,000,000, be subject to the Section 162(m) deductibility cap.

Parachute Payments. In the event any payments or rights accruing to a participant upon a Change in Control, or any other payments awarded or accelerated under the Incentive Plan, constitute "parachute payments" under
Section 280G of the Code, depending upon the amount of such payments accruing and the other income of the participant from the Company, the participant may be subject to a 20% excise tax (in addition to ordinary income tax) and the Company may be disallowed a deduction for the amount of any excess parachute payment.

The Board of Directors recommends that Stockholders vote FOR approval of the amendment to the Company's Employee Incentive Compensation Plan.


PROPOSAL 3 . APPOINTMENT OF INDEPENDENT AUDITORS

Arthur Andersen LLP has been appointed by the Company's Board of Directors to serve as the independent auditors for the Company and its subsidiaries for the fiscal year ending January 31, 2000. The appointment is being submitted to the Stockholders for ratification. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to Stockholders' questions and to have the opportunity to make any statements they consider appropriate.

In April 1998 and March 1999, the Audit Committee met, reviewed and approved the scope of Arthur Andersen LLP's professional services rendered to the Company. Arthur Andersen LLP has acted as auditors for the Company since April 1996.

The Board of Directors recommends a vote FOR the appointment of Arthur Andersen LLP as the independent auditors for fiscal year ending January 31, 2000. In view of the difficulty and expense involved in changing independent accountants on short notice, if the appointment is not approved, it is contemplated that the appointment for fiscal 2000 will be permitted to stand unless the Board finds other compelling reasons for making a change.

Disapproval of the resolution will be considered as advice to the Board to select other independent accountants for the following year.

PROPOSAL 4 . OTHER MATTERS

The Board of Directors does not intend to bring any other business before the Meeting, and so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. However, as to any other business which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the person voting such proxies.

Stockholder Proposals for the 2000 Annual Meeting

Stockholders may submit proposals for Stockholder action at the Company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. It is expected that the 2000 Annual Meeting of the Company will be held in June 2000. Stockholders who intend to present proposals at the 2000 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 2000 Annual Meeting, must ensure that such proposals are received by the Corporate Secretary of the Company at 22 West Hubbard Street, Chicago, Illinois 60610, not less than 60 nor more than 90 days prior to May 14, 2000. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Company's 2000 Proxy Statement. The Company will furnish without charge to each person whose proxy is solicited, and to each person representing that as of the record date for the Annual Meeting he or she was a beneficial of owner of shares entitled to be voted at the Annual Meeting, on written request, a copy of the Company's 1999 Annual Report to Stockholders and Annual Report on Form 10-K, including the financial statements and schedules included therein. Such written request should be directed to Leapnet, Inc.,
Attention: Investor Relations, 22 West Hubbard Street, Chicago, Illinois 60610.

     Please mark your                                                      8598
[X]  votes as in this
     example.

     This proxy when properly executed will be voted as directed. If no direction is specified this Proxy will be voted as recommended by the Board of Directors.

The Board of Directors recommends a vote FOR the Nominees listed below and FOR Proposals 2 and 3.

                              FOR      WITHHELD
1. Election of Directors      [_]        [_]            Class II Nominees:
                                                           Gregory J. Garville
                                                           Charles J. Ruder

For, except vote withheld from the following nominee(s):

-------------------------------------------------------

                                                 FOR     AGAINST     ABSTAIN
2. Amendment of Company's Employee               [_]       [_]         [_]
   Incentive Compensation Plan to
   increase the number of shares of
   Common Stock available for issuance
   thereunder

3. Ratification of the Appointment of            [_]       [_]         [_]
   Arthur Andersen LLP as independent
   auditors

In their discretion, the persons named in the enclosed form of Proxy and acting thereunder are authorized to vote on such other matters as may properly come before the Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place. The persons named in the enclosed form of Proxy and acting thereunder will have discretion to vote for those matters in accordance with their best judgment to the same extent as the person signing the Proxy would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

                                                           YES         NO
I WILL BE ATTENDING THE ANNUAL MEETING TO BE HELD          [_]         [_]
ON JUNE 15, 1999



SIGNATURE(S)__________________________ DATE ________    The signatory hereby
                                                        acknowledges receipt of
            Please sign exactly as your name appears.   the accompanying Notice
            Joint owners should each sign. Where        of Annual Meeting of
            applicable, indicate your official          Stockholders and Proxy
            position or representation capacity.        Statement.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
 IMPORTANT: THIS IS YOUR PROXY CARD: CAREFULLY FOLD AND TEAR ALONG PERFORATION.


                    PLEASE SIGN AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE

                                 LEAPNET INC.

To Our Stockholders:

Whether or not you are able to attend the Annual Meeting of Stockholders, it is important that your shares be represented. Accordingly, please complete and sign the Proxy Voting Card printed above, tear at the perforation, and mail the card in the enclosed postage-paid envelope addressed to Leapnet, Inc., c/o First Chicago Trust Company, a division of EquiServe.

                                 LEAPNET INC.

              Proxy solicited on behalf of the Board of Directors

The signatory hereby appoints Robert C. Bramlette, or his substitutes with full power of substitution, as attorney and proxy to vote all shares of common stock which the signatory is entitled to vote, with all powers which the signatory would possess if personally present, at the Annual Meeting of Stockholders of Leapnet, Inc. (and any adjournment thereof) to be held at the 410 Club and Conference Center, The Wrigley Building, 410 N. Michigan Avenue, Chicago, Illinois, 60611, on June 15, 1999 at 9:00 a.m., upon the matters referred to on the reverse side and, in his discretion, upon such other matters as may properly come before the Meeting.

This Proxy when properly executed will be voted as directed. If no direction is specified this Proxy will be voted FOR election of the Nominees to the Board of Directors, FOR amendment of the Company's Employee Incentive Compensation, and FOR ratification of Arthur Andersen LLP as independent auditors. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            .FOLD AND DETACH HERE.




                                             Annual
                                             Meeting of
                                             Stockholders

Admission Ticket                             Tuesday, June 15, 1999
                                             9:00 a.m. Chicago Time

LEAPNET INC.                                 The 410 Club and
                                             Conference Center
                                             The Wrigley Building,
                                             410 N. Michigan Avenue, 1st Floor
                                             Chicago, Illinois



                  PLEASE PRESENT THIS ORIGINAL FOR ADMISSION.
                       PHOTOCOPIES WILL NOT BE ACCEPTED.
                      YOU MAY BE ASKED FOR IDENTIFICATION
                           AT THE TIME OF ADMISSION.